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                                                                   EXHIBIT 10.14
                             SUB-SUBLEASE AGREEMENT

     THIS SUB-SUBLEASE AGREEMENT ("Agreement"), dated as of the 15TH day of September, 1999 for reference purposes only, between Countrywide Home Loans, Inc., a New York corporation ("Sub-sublessor") and Bill Gross' idealab!, a California corporation ("Sub-subtenant").

     1. BASIC TERMS.

          1.1 ADDRESS OF SUB-SUBLESSOR:

               Countrywide Home Loans, Inc.
               4500 Park Granada
               Attn: Patricia I. Poe
               Mail Stop CH-11
               Calabasas, CA 91302

or such other address as may from time to time be designated by Sub-sublessor in writing.

          1.2 ADDRESS OF SUB-SUBTENANT:

               Bill Gross' idealab!

               130 Union Street
               Pasadena, CA 91103
               Attn:  Marcia Goldstein, Chief Operating Office

               With copy to:
               Bill Gross' idealab!
               130 Union Street
               Pasadena, CA 91103
               Attn:  Pam Rushman, Facilities Manager

or such other address as may from time to time be designated by Sub-subtenant in writing.

          1.3 DEMISED PREMISES: The entire fourth floor consisting of approximately 24,007 rentable square feet of area in the Building as shown on EXHIBIT "A" attached hereto.


          1.4 BUILDING: The Building in which the Demised Premises are located, the common address of which is 55 South Lake Avenue, Pasadena, CA.

          1.5 MAIN LEASE: Pasadena Towers Office Lease dated as of September 24, 1990, as amended and assigned by instruments dated June 12, 1992, November 24, 1997 and June 24, 1997 (collectively, the "Main Lease"). Aon Service Corporation, assignee of Alexander & Alexander of California, Inc. ("Sublessor"), as tenant under the Main Lease

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entered into a Sublease Agreement dated as of November 24, 1997 with
Sub-sublessor (the "Main Sublease"). Sub-sublessor represents and warrants that true, correct and complete copies of the Main Lease and the Main Sublease, including all Exhibits and Riders thereto, are attached hereto as EXHIBIT "B."

          1.6 LANDLORD: EOP-Pasadena Towers, LLC, a Delaware limited liability company (successor in interest to Home Savings of America, F.A.).

          1.7 SUBLESSOR: Aon Service Corporation, assignee of Alexander & Alexander of California, Inc.

          1.8 SUB-SUBLEASE TERM:

          Commencement Date: Upon delivery of possession of any portion of the Demised Premises to Sub-subtenant following receipt of Landlord's consent and Sublessor's consent to this Agreement. Upon delivery of possession of the Demised Premises and receipt of the consents set forth herein, the Commencement Date shall be filled in here: SEPTEMBER 16, 1999.

          Expiration Date: December 29, 2001.

          Option to Extend: Provided Sub-sublessor has exercised its option to extend the Main Sublease, Sub-subtenant shall have one option to extend the Sub-sublease Term for five (5) years and approximately one (1) month. See
SECTION 32.

          1.9 RENT: All sums, moneys, payments, costs and expenses required to be paid by Sub-subtenant to Sub-sublessor pursuant to this Agreement.

          1.10 BASIC RENT: $1.80 per rentable square foot per month ($43,212.60 per month).

          1.11 PROVISIONS OF MAIN LEASE NOT INCORPORATED BY REFERENCE: 1(c), 1(d), 1(g), 1(j), 1(k), 1(l), 1(o), 1(p), 1(q), 1(r), 1(s), 1(t), 1(u), 1(v),
1(w), 1(x), 1(y), 6(c), 10, 15(b), 21(c), Exhibit C, Exhibit G, Exhibit I,
Exhibit 1, 60, 61, 62, 64, 65, 66, 67, 68, 69, 70, 71, 73, 74, 75, 80, 81, 83,
87, 88(a), 89, 90, 91, 92, 95, 97, 98, 99, 101, 102, 103.

          1.12 BASE YEAR: 2000 calendar year.


          1.13 SUB-SUBTENANT'S PROPORTIONATE SHARE: 11.6% (which reflects the ratio of the rentable square feet of the Demised Premises to the rentable square feet of the Building).

          1.14 SECURITY DEPOSIT: $129,637.80. The Security Deposit shall be delivered by Sub-subtenant to Sub-sublessor upon execution by Sub-subtenant of this Agreement and the receipt of Landlord's and Sublessor's consent to this Agreement, and shall be retained by Sub-sublessor as cash security for the faithful performance and observance by Sub-


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subtenant of the covenants, agreements and conditions of this Agreement.
Notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (i) except as provided below, Sub-subtenant shall not be entitled to any interest on the Security Deposit; (ii) Sub-sublessor shall not be obligated to hold the Security Deposit in trust or in a separate account; and (iii) Sub-sublessor shall have the right to commingle the Security Deposit with its other funds. Sub-sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent or any other sums payable hereunder as to which Sub-subtenant is in default or to the extent required for the reimbursement to Sub-sublessor of any sum which Sub-sublessor may expend or may be required to expend by reason of Sub-subtenant's default with respect to any of the covenants, agreements or conditions of this Agreement. If any portion of the Security Deposit is so used or applied, Sub-subtenant shall within five (5) days after written demand therefor deposit cash with Sub-sublessor in an amount sufficient to restore the Security Deposit to the "Current Amount", as defined below, and Sub-subtenant's failure to do so shall constitute a material breach of this Sub-sublease. For the period commencing on the Commencement Date and ending on the last day of the sixth full calendar month following the Rent Commencement Date, as defined herein, the Current Amount shall be $129,637.80; for the period beginning on the first day of the seventh full calendar month following the Rent Commencement Date and ending on the last day of the fourteenth full calendar month following the Rent Commencement Date, the Current Amount shall be $86,425.20; and for the period beginning on the first day of the fifteenth full calendar month following the Rent Commencement Date, the Current Amount shall be $43,212.60. If Sub-subtenant is not then in default and has restored the Security Deposit to the then applicable Current Amount, Sub-sublessor shall apply $43,212.60 of the Security Deposit to the Basic Rent payable by Sub-subtenant hereunder for the seventh full calendar month following the Rent Commencement Date. If Sub-subtenant is not then in default and has restored the Security Deposit to the then applicable Current Amount, Sub-sublessor shall apply $43,212.60 of the Security Deposit to the Basic Rent payable by Sub-subtenant hereunder for the fifteenth full calendar month following the Rent Commencement Date. If Sub-subtenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this Agreement, the then Current Amount shall be returned to Sub-subtenant after the date fixed as the expiration of the term hereof and surrender of the Demised Premises to Sub-sublessor. Sub-subtenant shall be entitled to receive five percent (5%) annual interest on $43,212.60 of the Security Deposit during the entire term of this Agreement.

          1.15 PERMITTED USES: General office purposes, development of Internet companies, and all related uses permitted under the Main Lease.

          1.16 BROKER: Travers Realty.


          2. DEMISE AND TERM. Sub-sublessor hereby sub-subleases to Sub-subtenant, and Sub-subtenant hereby hires from Sub-sublessor, the Demised Premises, which Demised Premises are subleased under the Main Sublease to Sub-sublessor. The term of this Agreement shall be for the period specified in
SECTION 1.8, commencing on the Commencement Date and ending on the


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Expiration Date, unless sooner terminated or extended as herein provided.
Sub-subtenant and Sub-sublessor agree that for the purposes of this Agreement, the rentable square footage of the Demised Premises shall be as designated in PARAGRAPH 1.3 and that there shall be no remeasurement of the Demised Premises. Possession of approximately 12,000 rentable square feet of the Demised Premises shall be delivered to Sub-subtenant on or before September 13, 1999, and possession of the remainder of the Demised Premises shall be delivered to Sub-subtenant on or before October 4, 1999; provided, however, that the effectiveness of this Agreement shall be subject to receiving Landlord's and Sublessor's consent to this Agreement.

     3. SUBORDINATE TO MAIN SUBLEASE AND MAIN LEASE. This Agreement is and shall be subject and subordinate to the Main Sublease, the Main Lease, and to the matters to which the Main Lease is or shall be subject and subordinate.

     4.  INCORPORATION BY REFERENCE.

          4.1 Except for the provisions of the Main Lease described in SECTION 1.11, the terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Agreement for the purpose of incorporation by reference, each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Agreement, bind or inure to the benefit of Sub-sublessor, and each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Tenant thereunder shall, in respect of this Agreement, bind or inure to the benefit of Sub-subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Agreement, and as if the words "Landlord" and "Tenant," or words of similar import, wherever the same appear in the Main Lease, were construed to mean, respectively, "Sub-sublessor" and "Sub-subtenant" in this Agreement, and as if the word "Premises," or words of similar import, wherever the same appear in the Main Lease, were construed to mean "Demised Premises" in this Agreement, and as if the word "Lease," or words of similar import, wherever the same appear in the Main Lease, were construed to mean this "Agreement."

          4.2 Except for the time limits imposed on Sub-subtenant for the payment of Rent, the time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by four (4) days, so that in each instance (other than for the times of performance set forth in Section 25(a) of the Main Lease) Sub-subtenant shall have four (4) days less time to observe or perform hereunder than Sublessor has as the Tenant under the Main Lease.

          4.3 Any non-liability, release, indemnity or hold harmless provision in the Main Lease for the benefit of the Landlord under the Main Lease that is incorporated herein by reference, shall be deemed to inure to the benefit of Sub-sublessor, Sublessor and the Landlord,


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for the purpose of incorporation by reference in this Agreement.

          4.4 Any right of the Landlord of access or inspection and any right of the Landlord under the Main Lease to do work in the Demised Premised under the Main Lease or in the Building and any right of the Landlord in respect of rules and regulations shall be deemed to inure to the benefit of Sub-sublessor, Sublessor and the Landlord, for the purpose of incorporation by reference in this Agreement.

          4.5 If any of the express provisions of this Agreement shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Agreement.

     5. PERFORMANCE BY SUB-SUBLESSOR.

          5.1 Any obligation of Sub-sublessor which is contained in this Agreement by the incorporation by reference of the provisions of the Main Lease shall be observed or performed by Sub-sublessor using commercially reasonable efforts to cause the Landlord under the Main Lease to observe and/or perform the same, and Sub-sublessor shall have a reasonable time to enforce its rights to cause such observance or performance. Sub-sublessor shall not be required to furnish, supply or install anything under any article of the Main Lease. Sub-subtenant shall not in any event have any rights in respect of the Demised Premises greater than Sub-sublessor's rights under the Main Sublease and the Main Lease, and notwithstanding any provision to the contrary, as to obligations that pertain to the Demised Premised and are contained in this Agreement by the incorporation by reference of the provisions of the Main Lease, Sub-sublessor shall not be required to make any payment or perform any obligation, and Sub-sublessor shall have no liability to Sub-subtenant for any matter whatsoever, except for Sub-sublessor's obligation to pay the rent and additional rent due under the Main Sublease, Sub-sublessor's obligation to comply with the terms and conditions of the Main Sublease which have not become obligations of Sub-subtenant pursuant to this Agreement and for Sub-sublessor's obligation to use commercially reasonable efforts, upon request of Sub-subtenant, to cause the Sublessor under the Main Sublease to observe and/or perform its obligation under the Main Sublease and Landlord under the Main Lease to observe and/or perform its obligations under the Main Lease. Sub-sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Landlord or otherwise, including, without limitation, heat, air conditioning, water, electricity, maintenance and/or repairs, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any liability on the part of Sub-sublessor except to the extent caused by Sub-sublessor's failure (a) to pay the rent and additional rent due under the Main Sublease and to otherwise comply with the provisions of the Main Sublease, except for provisions that have become the obligation of Sub-subtenant pursuant to this Agreement, to the extent that such failure would materially adversely affect Sub-subtenant's use of the Demised Premises, or (b) to use commercially reasonable efforts to cause Landlord to perform such obligations under the Main Lease. Sub-sublessor shall provide to Sub-subtenant true and correct copies of all communications between Sub-sublessor and the Landlord in connection with Sub-sublessor's performance of its obligations under this Section.


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          5.2 Notwithstanding any contrary provision of this Agreement,
Sub-sublessor shall be liable to Sub-subtenant for breach of this Agreement where:

               (a) Sub-sublessor fails to use commercially reasonable efforts to cause (i) Sublessor under the Main Sublease to observe, perform and discharge the obligations of Sublessor thereunder insofar as they pertain to the Demised Premises, and/or (ii) Landlord under the Main Lease to observe, perform and discharge the obligations of Landlord thereunder insofar as they pertain to the Demised Premised;

               (b) (i) Sublessor is excused from performing under the Main Sublease as a consequence of Sub-sublessor's default thereunder and such default is not attributable to a corresponding default by Sub-subtenant under this Agreement and/or (ii) Landlord is excused from performing under the Main Lease as a consequence of Sub-sublessor's default thereunder and such default is not attributable to a corresponding default by Sub-subtenant under this Agreement; or

               (c) Sub-sublessor fails to reasonably cooperate with Sub-subtenant as required to secure enforcement of the Main Sublease against Sublessor and/or damages for breach thereof and/or the Main Lease against Landlord and/or damages for breach thereof.

          5.3 It is the parties' intention that Sub-subtenant shall be provided all of the utilities and services which the Landlord is obligated to provide under the Main Lease to the Demised Premises. Certain provisions of the Main Lease are not incorporated by reference in this Agreement because they pertain to obligations Landlord is to perform under the Main Lease which Sub-sublessor is not capable of independently performing under this Agreement. To the extent these provisions of the Main Lease pertain to the Demised Premises, Sub-sublessor shall use commercially reasonable efforts to enforce the observance and performance thereof by Landlord. It is understood that the absence of privity of contract between Sub-subtenant and Landlord may necessitate that Sub-sublessor prosecute in its name, for Sub-subtenant's benefit, such proceedings at law or equity as may be reasonably required to enforce such rights and remedies accorded to Sub-subtenant hereunder. In the event of any such prosecution, Sub-subtenant shall pay all costs of Sub-sublessor in prosecuting such proceeding, including attorneys' fees and costs.

          5.4 Sub-subtenant agrees that due to the absence of privity of contract between Sub-sublessor and Landlord, Sub-sublessor shall be deemed to have discharged any duty hereunder to use commercially reasonable efforts to cause Landlord to perform its obligations under the Main Lease if Sub-sublessor shall have used commercially reasonable efforts to cause Sublessor to cause Landlord to so perform.

     6. NO BREACH OF MAIN LEASE. With respect to Sub-subtenant's obligations under this Sub-sublease, Sub-subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Agreement. Sub-sublessor shall perform its obligations under the Main Lease and the Main Sublease except to the extent Sub-subtenant is obligated herein to perform same.


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     7. INTENTIONALLY DELETED.

     8. INDEMNITY. Notwithstanding the incorporation by reference of Rider
Section 100 of the Main Lease, Sub-sublessor shall not be responsible, nor shall Sub-subtenant be relieved of its indemnity obligation, for loss, cost, liability, damage and expense resulting from the passive negligence (as opposed to active negligence) of Landlord or its agents, contractors, servants, employees or licensees. Except as provided in the preceding sentence, Sections 19 and 20 of the Main Lease, and Rider Section 100 of the Main Lease, are incorporated herein by reference such that the terms thereof shall have the same force as if completely set forth in this Agreement, and as if the words "Landlord" and "Tenant" wherever they appear therein were construed to mean, respectively, "Sub-sublessor" and "Sub-subtenant", and as if the words "Lease" and "Premises" wherever they appear therein were construed to mean, respectively, "Sub-sublease" and "Demised Premises".

     9. BASIC RENT. From and after December 13, 1999 (the "Rent Commencement Date"), Sub-subtenant shall pay without deduction or offset, monthly basic rent ("Basic Rent") in the amounts specified in SECTION 1.10.

          Basic Rent shall be payable in advance on the first day of each month during the term of this Agreement. Basic Rent and all other amounts payable by Sub-subtenant to Sub-sublessor (except in the event Sub-subtenant is required to make such payments to the Landlord) under the provisions of this Agreement (such amounts other than Basic Rent being herein called the "Additional Rent") shall be paid when due (within five (5) business days after receipt of demand as to Additional Rent but without notice as to Basic Rent). Sub-sublessor shall have the same rights and remedies for the non-payment of Additional Rent as for the non-payment of Basic Rent. Basic Rent and Additional Rent shall be paid to Sub-sublessor in lawful money of the United States at the address of Sub-sublessor set forth at the head of this Agreement or to such other person and/or at such other address as Sub-sublessor may from time to time designate by, notice to Sub-subtenant. No payment by Sub-subtenant or receipt by Sub-sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Basic Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sub-sublessor may accept any check or payment without prejudice to Sub-sublessor's right to recover the balance due or to pursue any other remedy available to Sub-sublessor.

     10. RENT ABATEMENT. To the extent that Sub-sublessor receives a rent abatement relating to the Demised Premises pursuant to the Main Lease Rider No. 1, Paragraph 95, Sub-subtenant shall be entitled to a dollar-for-dollar rent abatement of rent owing under this Agreement.

     11. OPERATING EXPENSES.

          11.1 Commencing January 1, 2001 and continuing on the first day of each succeeding month during the Sub-sublease Term, Sub-subtenant shall pay Sub-subtenant's Proportionate Share of increased Operating Expenses (as the term "Operating Expenses" is


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defined in the Main Lease) for the then current calendar year over Operating
Expenses for the Base Year with respect to the Building. At such time as Landlord reconciles estimated payments of Operating Expenses in accordance with the Main Lease, Sub-sublessor likewise shall reconcile the estimated payments of Operating Expenses to actual amounts thereof adjusted to reflect the assumption that the Building is 100% occupied for the Base Year and the applicable expense year. Any amount owed by one party to the other to be paid within thirty (30) days after Sub-sublessor delivers to Sub-subtenant copies of both the Landlord's annual reconciliation statement under the Main Lease and Sub-sublessor's statement of Sub-subtenant's Proportionate Share of Operating Expenses in excess of the Operating Expenses for the Base Year with respect to the Building. The provisions of this Section 11.1 shall survive the expiration or earlier termination of this Agreement.

          11.2 Sub-subtenant's Proportionate Share of Operating Expenses shall be determined as follows:

               (a) Sub-sublessor shall determine the Operating Expenses which would be payable by Sub-sublessor under Section 6 of the Main Lease with respect to the Demised Premises as if the Base Year under the Main Lease were the same as the Base Year under this Agreement; and

               (b) Sub-subtenant's Proportionate Share under PARAGRAPH 1.13 shall be applied to the increases in Operating Expenses for the Building over the Base Year.

Subject to PARAGRAPH 11.3 below, Sub-sublessor shall be entitled to rely on the computations of Operating Expenses made by Landlord under the Main Lease.

          11.3 If Landlord makes any permitted adjustment to Operating Expenses under the Main Lease after the annual reconciliation has been completed, a corresponding adjustment shall be made under this Agreement. If requested by Sub-subtenant, Sub-sublessor will at Sub-subtenant's expense cause Sublessor to exercise its rights under the Main Lease to inspect and audit Landlord's books and records pertaining to Operating Expenses.

     12. USE. Sub-subtenant shall use and occupy the Demised Premises for the use specified in SECTION 1.15 above and for no other purpose.

     13. CONDITION OF DEMISED PREMISES; USE OF FACILITIES. Sub-subtenant is leasing the Demised Premises "as is." In making and executing this Agreement, Sub-subtenant has relied solely on such investigations, examinations and inspections as Sub-subtenant has chosen to make or has made. Sub-subtenant acknowledges that Sub-sublessor has afforded Sub-subtenant the opportunity for full and complete investigations, examinations, and inspections. Any improvements to be made by Sub-subtenant pursuant to this Agreement shall be the sole responsibility of Sub-subtenant. Sub-sublessor shall vacate the Demised Premises, including the Computer/Switch Room in the Demised Premises, no later than October 4, 1999. During the period commencing on September 13, 1999 and ending October 4, 1999, Sub-sublessor shall at its sole cost and expense segregate its existing equipment in such Computer/Switch Room in a manner that prevents Sub-subtenant from gaining access to such equipment without Sub-


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sublessor's consent. Sub-sublessor, at its sole cost and expense, shall segregate the security control systems serving the Demised Premises from the security control systems serving other premises occupied by Sub-sublessor in the Building by de-activating Sub-sublandlord's security system access cards with respect to the Demised Premises and providing Sub-subtenant with use of and full access to the security systems with respect to the Demised Premises. Upon reasonable prior notice to Sub-subtenant (except in emergencies), Sub-subtenant agrees to provide Sub-sublessor with access to such control systems serving the Demised Premises in the event that Sub-sublessor requires such access to maintain or repair the control systems serving the other premises occupied by Sub-sublessor. Sub-subtenant agrees to provide to Sub-sublessor following the commencement of the term hereof the names of the persons authorized to grant such access to Sub-sublessor. All furniture in the Demised Premises belonging to Sub-sublessor shall be removed by Sub-sublessor at its sole expense, provided that all electricity floor boxes and the conference room table and chairs shall remain in the Demised Premises and shall be available for use by Sub-subtenant during the term of this Agreement at no additional cost to Sub-subtenant. Notwithstanding the foregoing, in the event Sub-sublessor shall vacate all of Sub-sublessor's Premises, Sub-sublessor shall leave the security control systems for use by Sub-subtenant during the Term of this Agreement.

     14. CONSENTS AND APPROVALS. In any instance when Sub-sublessor's consent or approval is required under this Agreement, Sub-sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable if, INTER ALIA, such consent or approval has not been obtained from the Landlord under the Main Lease or the Sublessor under the Main Sublease. Otherwise, Sub-sublessor's consent or approval as required under this Agreement shall not be unreasonably withheld or delayed.

     15. NOTICES. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be either (a) personally delivered or (b) sent by United States postal service, return receipt requested and postage prepaid or (c) sent by nationally recognized overnight courier. Notices, consents, approvals, demands and requests which are served upon Sub-sublessor or Sub-subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder (i) on the date of delivery if personally delivered or sent by courier service or (ii) on the date on which such notice, consent, approval, demand or request shall have been mailed if mailed as aforesaid. All notices, consents, approvals, demands and requests shall be addressed as specified in
SECTION 1.1 and/or 1.2, or at such other place as the receiving party may from time to time designate in a notice given in accordance with the provisions of this Section.

     16. TERMINATION OF MAIN LEASE OR MAIN SUBLEASE. If for any reason the term of the Main Lease or Main Sublease shall terminate prior to the expiration date of this Agreement, this Agreement shall thereupon be terminated and Sub-sublessor shall not be liable to Sub-subtenant by reason thereof unless said termination shall have been effected because of the breach or default of Sub-sublessor under the Main Lease, Main Sublease or this Agreement. If the Landlord or Sublessor wrongfully terminates or attempts to wrongfully terminate the Main Lease or Main Sublease, Sub-sublessor shall use commercially reasonable efforts to keep the Main Lease and Main Sublease in full force and effect.


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     17. INSURANCE. Sub-subtenant shall maintain throughout the term of this
Agreement the insurance required under the Main Lease to be maintained by Sublessor relating to the Demised Premises. All insurance maintained by Sub-subtenant shall name Sub-sublessor, Sublessor and the Landlord as additional insureds. Sub-subtenant shall deliver to Sub-sublessor, Sublessor and the Landlord certificates of insurance issued by the carriers or their duly authorized agents prior to the Commencement Date. Sub-subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sub-subtenant shall deliver to Sub-sublessor, Sublessor and the Landlord such renewal policies or certificates at least ten (10) days before the expiration of any existing policy. All such policies shall meet the requirements in the Main Lease and shall be issued by companies of recognized responsibility licensed to do business in the State of California and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sub-sublessor, Sublessor and the Landlord are given at least 20 days' prior written notice by certified or registered mail of such cancellation or modification.

     18. ESTOPPEL CERTIFICATES. Sub-subtenant shall, within ten (10) business days after receipt of each and every request by Sub-sublessor hereto, execute, acknowledge and deliver to the party that made the request a statement in writing (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) specifying the dates to which the Basic Rent and Sub-subtenant's Proportionate Share of Operating Expenses (as defined in the Main Lease and adjusted as provided in this Agreement) have been paid, (c) stating whether or not, to the best knowledge of Sub-subtenant, Sub-sublessor is in default in performance or observance of its obligations under this Agreement, and, if so, specifying each such default, (d) stating whether or not, to the best knowledge of the party signing same, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Sub-sublessor under this Agreement, and, if so specifying each such event, (e) stating whether Sub-subtenant has exercised any option(s) to extend the term of this Agreement, and, if so, specifying each such extension, and (f) any other matter reasonably requested by Sub-sublessor. Any such statement delivered pursuant to this section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Main Lease or the subleasehold estate under the Main Sublease or the sub-subleasehold estate under this Agreement.

     19. ALTERATIONS. Sub-subtenant shall not make, cause or permit the making of any alterations, addition, change, replacement, or installation in or to the Demised Premises without obtaining the prior consent of the Sub-sublessor, and Sub-subtenant will be required to obtain the consent of the Landlord in each instance if required under the Main Lease and the Sublessor if required under the Main Sublease.

     20. RIGHT TO CURE SUB-SUBTENANT'S DEFAULTS. If Sub-subtenant shall at any time fail to make any payment or perform any other obligation of Sub-subtenant hereunder, then Sub-sublessor shall have the right, but not the obligation, after 10 days' notice to Sub-subtenant, or without notice to Sub-subtenant in the case of any emergency, and without waiving or releasing Sub-subtenant from any obligations of Sub-subtenant hereunder, to make such payment or perform such other obligation of Sub-subtenant in such manner and to such extent as Sub-sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Sub-subtenant shall pay to Sub-sublessor within five (5) days after receipt of demand all sums so paid by Sub-sublessor and all incidental costs and expenses of Sub-sublessor in connection therewith, together with interest thereon at the rate of one and one-half percent per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures until payment shall be made.

     21. BROKERAGE. Sub-subtenant and Sub-sublessor each represent to the other that it dealt with no broker or other person in bringing about this Agreement other than the broker(s) listed in SECTION 1.16 above. Sub-sublessor shall be solely responsible for payment of commissions to such brokers pursuant to written agreements between Sub-sublessor and such brokers. Sub-sublessor shall indemnify, defend and hold harmless Sub-subtenant from and against any loss, liability, damage, cost and expenses (including, without limitation, reasonable attorneys' fees) in connection with Sub-sublessor's obligation to pay commissions to such brokers as contained in such written agreements. Each party hereto shall indemnify, defend and hold harmless, the other party from and against, any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with (a) any claims made by any other broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Agreement if such other broker or other person claims to have had dealings with the indemnifying party and/or (b) the enforcement of the indemnified party's rights under this Section.

     22. ARBITRATION. Except for any breach of this Agreement for which Sub-sublessor shall be entitled to file an unlawful detainer action (which shall not be precluded by this Section 22), any claim demand or cause of action, which arises out of or is related to this Agreement (collectively, "Claims"), shall be resolved by binding arbitration in accordance with (i) the Federal Arbitration Act; (ii) the Code of Procedure ("Code") of the National Arbitration Forum ("NAF") and (iii) this Agreement, which shall control any inconsistency between it and the Code. The NAF shall provide each party a list of arbitrators and each party shall have the right to strike one name. The number of arbitrators on the list will be the number of parties plus one. The decision of an arbitrator on any Claims submitted to arbitration shall follow applicable substantive law and be in writing setting forth the findings of fact and law and the reasons supporting the decision. Such decision shall be final and binding upon the parties, subject to the right of appeal described below. Judgment upon any arbitration award may be entered in any court having jurisdiction. The arbitrator has exclusive authority to resolve any dispute relating to the applicability or enforceability of this Agreement, including the provisions of this section. After a demand for arbitration is made, each party may conduct a limited number of depositions (including the production of documents) by mutual agreement or as permitted by the arbitrator.

     23. NO WAIVER. The failure of Sub-sublessor or Sub-subtenant to insist in any one or more cases upon the strict performance or observance of any obligation of Sub-subtenant or Sub-sublessor hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Sub-subtenant or Sub-sublessor or any right or option of Sub-sublessor or Sub-subtenant. Sub-sublessor's receipt and acceptance of Basic Rent or Operating Expenses, or Sub-sublessor's acceptance of performance of any other obligation by Sub-subtenant, with knowledge of Sub-subtenant's breach of any provision of this Agreement, shall not be deemed a waiver of such breach. No waiver by Sub-sublessor or Sub-subtenant of any term, covenant or condition of this Agreement shall be deemed to have been made unless expressed in writing and signed by Sub-sublessor or Sub-subtenant, as the case may be.

     24. COMPLETE AGREEMENT. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Agreement which are not fully expressed in this Agreement. This Agreement cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

     25. SUCCESSORS AND ASSIGNS. The provisions of this Agreement, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of Sub-sublessor's interest in the leasehold estate under the Main Lease or Main Sublease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Agreement arising after the date of such assignment or transfer. No such assignment or transfer by Sub-sublessor shall be effective unless and until the assignee or transferee assumes in writing all of Sub-sublessor's obligations under this Agreement.

     26. THIRD PARTY CONSENTS.

          26.1 This Agreement shall have no effect until the Landlord and Sublessor shall each have given its written consent hereto. If the Landlord or Sublessor does not give its consent to this Agreement for any reason whatsoever on or before thirty (30) days after the date of execution hereof by Sub-subtenant and Sub-sublessor, then either party may cancel this Agreement by notice given to the other party.

          26.2 If this Agreement is cancelled pursuant to PARAGRAPH 26.1 of this Agreement, (i) this Agreement shall be deemed null and void and of no effect,
(ii) if Sub-subtenant is then in possession of all or any part of the Demised Premises, Sub-subtenant shall (x) immediately quit and surrender to Sub-sublessor the Demised Premises and (y) remove all of its property, and (iii) Sub-sublessor shall promptly return to Sub-subtenant the Security Deposit, and the amount paid by Sub-subtenant upon the execution of this Agreement for the payment of the first full monthly installment of Basic Rent. Sub-subtenant shall repair any damage caused by the removal of its property and shall restore the Demised Premises to their condition prior to the installation of the items so removed.

     27. NO THIRD PARTY BENEFICIARY. None of the provisions of this Agreement shall be construed to accrue to the benefit of, or be enforceable by, any third party, other than the Landlord and Sublessor.

     28. INTERPRETATION. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Agreement are solely for convenience or reference and shall not affect its interpretation. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Each covenant, agreement, obligation or separate and independent covenant of the party bound by, undertaking or making same, shall not be dependent on any other provision of this Agreement unless otherwise expressly provided. All terms and words used in this Agreement shall mean a natural person or persons, a partnership, a corporation or other form of business or legal association or entity.

     29. AMENDMENT OR MODIFICATION. Sublessor and Landlord shall not amend or modify the Main Lease, and Sub-sublessor and Sublessor shall not modify the Main Sublease, in any way so as to materially or adversely affect Sub-subtenant or its interest hereunder or in the Demised Premises, materially increase Sub-subtenant's obligations hereunder or materially restrict Sub-subtenant's rights hereunder.

     30. QUIET ENJOYMENT; RIGHT TO CURE. Sub-subtenant shall peacefully have, hold and enjoy the Demised Premises, subject to the terms and conditions of this Agreement, provided that Sub-subtenant pays all Basic Rent and Additional Rent and performs all of Sub-subtenant's covenants and agreements contained herein. In the event, however, that Sub-sublessor defaults in the performance or observance of any of Sub-sublessor's obligations hereunder or under the Main Sublease or Main Lease, then Sub-subtenant shall give Sub-sublessor notice specifying in what manner Sub-sublessor has defaulted, and if such default shall not be cured by Sub-sublessor within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sub-sublessor diligently commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Sub-subtenant shall be entitled, at Sub-subtenant's option, to cure such default and promptly collect from Sub-sublessor Sub-subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Sub-subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Main Lease or Main Sublease or with any applicable governmental law, regulation or order. Sub-sublessor shall provide copies to Sub-subtenant of all notices received from Landlord and/or Sublessor.

     31. TERMINATION OF MAIN SUBLEASE BY SUB-SUBLESSOR. Sub-sublessor shall not voluntarily terminate the Main Sublease during the Term hereof unless and until Sublessor has agreed in writing to continue this Agreement in full force and effect as a direct sublease between Sublessor and Sub-subtenant upon and subject to all of the terms, covenants and conditions of this Agreement for the balance of the Term hereof. If Sublessor so consents, Sub-subtenant shall attorn to Sublessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Sublessor;

provided, however, that the attornment agreement does not materially adversely affect the use by Sub-subtenant of the Demised Premises in accordance with the terms of this Agreement, materially increase Sub-subtenant's obligations under this Agreement or materially decrease Sub-subtenant's rights under this Agreement. If this Agreement terminates as a result of Sub-sublessor's default under the Main Sublease, then, so long as Sub-subtenant is not then in default beyond any applicable cure period under the terms of this Agreement, this Agreement shall continue in full force and effect as a direct sublease between Sub-subtenant and Sublessor, upon and subject to all of the terms, covenants and conditions of the Agreement for the balance of the Term hereof. In such event, Sub-subtenant shall attorn to Sublessor as set forth in this paragraph.

     32. OPTION TO EXTEND.

          32.1 Provided Sub-sublessor has exercised its option to extend as provided in the Main Sublease, Sub-subtenant shall have one option to extend the term of this Agreement for a period of five (5) years and approximately one (1) month (the "Option Term"), which option shall be exercisable by notice delivered by Sub-subtenant to Sub-sublessor not less than thirteen (13) months prior to the Expiration Date. Upon the proper exercise of such Option to extend, the term of this Agreement shall be extended for a period of five (5) years and approximately one (1) month, so as to expire on January 31, 2007. The Basic Rent payable by Sub-subtenant during the Option Term shall be the fair market rental value as negotiated between Sub-sublessor and Sublessor pursuant to Section 32 of the Main Sublease, provided, however, that in no event shall the Basic Rent payable during the Option Term be less than the Basic Rent specified in SECTION
1.10. Sub-subtenant shall pay Additional Rent and its Proportionate Share of Operating Expenses during the Option Term as set forth in this Agreement.

     33. PARKING. Sub-subtenant shall be entitled to 72 parking spaces (calculated at the rate of 3 parking spaces per 1,000 rentable square feet of the Demises Premises) on the terms and conditions set forth in the Main Lease. Except as otherwise provided herein, all provisions of the Main Lease applicable to parking privileges are incorporated herein by reference.

     34. ASSIGNMENT AND SUBLETTING. Sub-subtenant shall not assign or encumber its interest in this Agreement or the Demised Premises, or further sublease all or any part of the Demised Premises, without the prior written consent of Sub-sublessor, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, subject to any restrictions in the Main Lease or Main Sublease, Sub-subtenant shall have the right upon prior written notice to Sub-sublessor to assign this Agreement in its entirety or to further sublease all or any portion of the Demised Premises to: (i) any entity resulting from a merger or consolidation with Sub-subtenant; or (ii) any entity succeeding to the business and assets of Sub-subtenant. Sub-sublessor shall be entitled to receive fifty percent (50%) of any Profits (as hereinafter defined) from any assignment or further sublease by Sub-subtenant requiring the prior written consent of Sub-sublessor. As used herein, "Profits" shall mean any rents, additional charges or other consideration payable to Sub-subtenant by the subtenant or assignee in excess of Basic Rent and Additional Rent (less Sub-subtenant's reasonable costs associated with such sublease) payable by Sub-subtenant under this Agreement. In no event shall any assignment or sublease by Sub-subtenant (regardless of whether such assignment or sublease required Sub-sublessor's consent) release or relieve Sub-subtenant from any obligation under this Agreement.

     35. ATTORNEYS' FEES. In any action between Sub-sublessor and Sub-subtenant to enforce any of the terms and provisions of this Agreement, the prevailing party in such action shall be awarded, in addition to damages or other relief, its actual attorneys' fees and all fees, costs and expenses incurred in connection with such action.

     36. RIGHT OF FIRST OFFER. Sub-subtenant shall have a right of first offer (the "Right of First Offer") to sub-sublease, at its option, any additional premises in the Building subleased by Sub-sublessor as of the date hereof that Sub-sublessor wishes to sub-sublet during the term hereof ("Additional Space"). Sub-sublessor shall notify Sub-subtenant of its intent to sub-sublet Additional Space (the "Notice") as well as the number of square feet proposed to be sub-sublet, and Sub-subtenant shall have ten (10) days to exercise the Right of First Offer. If Sub-subtenant does not notify Sub-sublessor in writing of its election to exercise the Right of First Offer within such ten (10) day period, then Sub-subtenant shall be deemed to have waived the Right of First Offer with respect to the Additional Space of which it has been notified. If Sub-subtenant exercises the Right of First Offer, Sub-subtenant shall sub-sublease from Sub-sublessor the entire Additional Space described in the Notice on the terms and conditions set forth in this Agreement, except that the Basic Rent payable with respect to the Additional Space shall be the amount of Basic Rent per rentable square foot being paid for the Demised Premises by Sub-sublandlord at the time Sub-subtenant exercises the Right of First Offer.

     37. REPRESENTATIONS BY SUB-SUBLESSOR. Sub-sublessor represents and warrants that(a) to Sub-sublessor's best knowledge, the copy of the Main Lease and Main Sublease attached hereto as "Exhibit B" is true and complete copy of the Main Lease and the Main Sublease and, except as set forth therein, there are no additional agreements between Landlord and Sub-sublessor with respect to the Demised Premises, and (b) to Sub-sublessor's best knowledge, there are no defaults on the part of Landlord, Sublessor or Sub-sublessor under the Main Sublease and, to Sub-sublessor's best knowledge, no event has occurred which, with the giving of notice and the passage of time, would constitute a default under the Main Sublease.

     38. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument. This Agreement shall be effective upon delivery by each party to the other of a facsimile of an executed signature page, subject to delivery of a signature page bearing an original signature with 24 hours.

     IN WITNESS WHEREOF, Sub-sublessor and Sub-subtenant have hereunto executed this Agreement as of the day and year first above written.

                                    Countrywide Home Loans, Inc.,
                                    a New York corporation


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Its:
                                        ----------------------------------------


                                    Bill Gross' idealab!
                                    a California corporation

                                    By:  /s/ MARCIA GOODSTEIN
                                       -----------------------------------------

                                    Name: Marcia Goodstein
                                         ---------------------------------------

                                    Its: Chief Operating Officer
                                        ----------------------------------------

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